UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 23, 2007

BSML, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-17594	87-0410364

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California	94598

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          (a) On January 23, 2007, BSML, Inc (the “Company”) announced the appointment of Richard DeYoung as the Company’s Vice President, Chief Financial Officer, and Secretary effective on or about February 5, 2007.

          Prior to this appointment, Mr. DeYoung, age 55, served as Vice President of Finance of RITA Medical Systems, Inc., a publicly traded medical device manufacturing company, since August 2005. As Vice President of Finance, Mr. DeYoung was responsible for accounting operations, financial planning, and SEC reporting, and oversaw a staff of twelve employees. Mr. DeYoung also served as RITA Medical Systems’ Senior Director of Finance from August 2004 to July 2005, and as its Corporate Controller from September 2000 through July 2004. Prior to his service with RITA Medical Systems, Mr. DeYoung worked as the controller of the Novacor Division of Baxter Healthcare Corporation. Mr. DeYoung earned a Bachelor of Arts degree in English Literature from Carleton College, and a Masters of Business Administration degree from the University of Michigan.

          In connection with his employment, Mr. DeYoung accepted an offer letter (the “Offer Letter”) from the Company effective January 10, 2007. Pursuant to the Offer Letter, Mr. DeYoung will receive an annual base salary of $190,000. Mr. DeYoung is also eligible to participate in the Company’s Corporate Incentive Plan, under which Mr. DeYoung will be eligible to receive a cash bonus equal to 1% of the Company’s actual consolidated annual EBITDA for each fiscal year in which he is employed for the entire fiscal year.

          The Offer Letter further provides that if Mr. DeYoung is terminated without cause (1) during the first twelve months of employment, he will be entitled to three months base salary, (2) between one and two years of his employment, he will be entitled to four and one-half months base salary, and (3) after two years or more of employment, he will be entitled to six months base salary. If Mr. DeYoung is terminated without cause within six months of a change of ownership control of the Company, he will be entitled to six months base salary, without regard to term of service.

          A copy of the Offer Letter is filed herewith as Exhibit 10.1 and incorporated herein by reference.

          There are no family relationships between Mr. DeYoung and any director or executive officer of the Company, which would require disclosure under Item 401(d) of Regulation S-K. Other than with respect to his employment with the Company, there are no transactions between Mr. DeYoung or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) or Regulation S-K.

          On January 23, 2007, the Company issued a press release announcing the appointment of Mr. DeYoung as Chief Financial Officer, which press release is attached hereto as Exhibit 99.1.

          (b) On January 23, 2007, the Company announced that its Chief Financial Officer, Kenneth Czaja, would leave the Company on or about February 5, 2007, to pursue other opportunities. A copy of the Company’s press release regarding this announcement is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

          (d)           Exhibits

          10.1         Offer Letter, effective January 10, 2007, between BSML, Inc. and Richard DeYoung.

          99.1         Press release issued by BSML, Inc. dated January 23, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BSML, Inc.

By:	/s/ Julian Feneley

Julian Feneley
Chief Executive Officer

Date: January 29, 2007